UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒          Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒  Definitive Additional Materials

☐   Soliciting Material Pursuant to § 240.14a-12

SELLAS LIFE SCIENCES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐  Fee previously paid with preliminary materials.

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! SELLAS LIFE SCIENCES GROUP, INC. 7 TIMES SQUARE TOWER, SUITE 2503 NEW YORK, NEW YORK 10036 SELLAS LIFE SCIENCES GROUP, INC. 2025 Annual Meeting Vote by June 16, 2025 11:59 PM ET You invested in SELLAS LIFE SCIENCES GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 17, 2025. Vote Virtually at the Meeting* June 17, 2025 8:30 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/SLS2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V65628-P25469 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by request prior to June 3, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. We encourage you to access and review the complete proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V65629-P25469 1. The election of two (2) Class III directors to serve on our Board for a three-year term expiring on the date of the 2028 annual meeting of stockholders. Nominees: 1a. Angelos M. Stergiou For 1b. John Varian For 2. The ratification of the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For 3. The approval of an amendment to the Company’s 2021 Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of Common Stock available for sale under the ESPP by 800,000. For 4. The advisory approval of the compensation of our named executive officers. For 5. The advisory recommendation of the frequency of future advisory votes on the compensation of our named executive officers. One Year 6. The approval of any postponement or adjournment of the 2025 Annual Meeting, from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the 2025 Annual Meeting to adopt the proposals set forth above or to establish a quorum. For